News Release

Contacts: Laurie G. Hylton 617.672.8527

Eric Senay 617.672.6744

Eaton Vance Corp.

Report for the Three and Nine Month Periods Ended July 31, 2018

Boston, MA, August 29, 2018 – Eaton Vance Corp. (NYSE: EV) today reported earnings per diluted share of $0.83 for the third quarter of fiscal 2018, an increase of 43 percent from $0.58 of earnings per diluted share in the third quarter of fiscal 2017 and an increase of 6 percent from $0.78 of earnings per diluted share in the second quarter of fiscal 2018.

The Company reported adjusted earnings per diluted share(1) of $0.82 for the third quarter of fiscal 2018, an increase of 32 percent from $0.62 of adjusted earnings per diluted share in the third quarter of fiscal 2017 and an increase of 6 percent from $0.77 of adjusted earnings per diluted share in the second quarter of fiscal 2018. In the third quarter of fiscal 2018, earnings under U.S. generally accepted accounting principles (U.S. GAAP) exceeded adjusted earnings by $0.01 per diluted share to reflect the reversal of $1.3 million of net excess tax benefits recognized from the exercise of employee stock options and vesting of restricted stock awards during the period. In the third quarter of fiscal 2017, adjusted earnings exceeded U.S. GAAP earnings by $0.04 per diluted share, reflecting $5.4 million of costs associated with the May 2017 retirement of $250 million aggregate principal amount of the Company’s 6.5 percent senior notes due October 2, 2017 (2017 Senior Notes) and $3.5 million of structuring fees paid in connection with the initial public offering of Eaton Vance Floating-Rate 2022 Target Term Trust (2022 Target Term Trust) in July 2017. In the second quarter of fiscal 2018, U.S. GAAP earnings exceeded adjusted earnings by $0.01 per diluted share to reflect the reversal of $1.9 million of net excess tax benefits recognized from the exercise of employee stock options and vesting of restricted stock awards during the period.

Net gains and other investment income related to seed capital investments contributed $0.01 to earnings per diluted share in each of the third quarter of fiscal 2018, the third quarter of fiscal 2017 and the second quarter of fiscal 2018.

Consolidated net inflows of $3.7 billion in the third quarter of fiscal 2018 represent a 3 percent annualized internal growth rate in managed assets (consolidated net inflows divided by beginning of period consolidated assets under management). This compares to net inflows of $9.1 billion and 9 percent annualized internal growth in managed assets in the third quarter of fiscal 2017 and net inflows of $4.4 billion and annualized internal growth in managed assets of 4 percent in the second quarter of fiscal 2018. Excluding exposure management mandates, the Company’s annualized internal growth rate in managed assets was 8 percent in the third quarter of fiscal 2018, 11 percent in the third quarter of fiscal 2017 and 9 percent in the second quarter of fiscal 2018.

(1) Although the Company reports its financial results in accordance with U.S. GAAP, management believes that certain non-U.S. GAAP financial measures, specifically, adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share, while not a substitute for U.S. GAAP financial measures, may be effective indicators of the Company’s performance over time. Non-U.S. GAAP financial measures should not be construed to be superior to U.S. GAAP measures. In calculating these non-U.S. GAAP financial measures, net income attributable to Eaton Vance Corp. shareholders and earnings per diluted share are adjusted to exclude items management deems non-operating or non-recurring in nature, or otherwise outside the ordinary course of business. These adjustments may include, when applicable, the add back of changes in the estimated redemption value of non-controlling interests in our affiliates redeemable at other than fair value (non-controlling interest value adjustments), closed-end fund structuring fees, costs associated with special dividends, debt repayments and tax settlements, the tax impact of stock-based compensation shortfalls or windfalls, and non-recurring charges for the effect of the tax law changes. Management and our Board of Directors, as well as certain of our outside investors, consider these adjusted numbers a measure of the Company’s underlying operating performance. Management believes adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share are important indicators of our operations because they exclude items that may not be indicative of, or are unrelated to, our core operating results, and may provide a useful baseline for analyzing trends in our underlying business.

The Company’s annualized internal management fee revenue growth rate (management fees attributable to consolidated inflows less management fees attributable to consolidated outflows, divided by beginning of period consolidated management fee revenue) was 5 percent in the third quarter of fiscal 2018, 6 percent in the third quarter of fiscal 2017 and 7 percent in the second quarter of fiscal 2018.

Consolidated assets under management were $453.2 billion on July 31, 2018, up 12 percent from $405.6 billion of consolidated managed assets on July 31, 2017 and up 3 percent from $440.1 billion of consolidated managed assets on April 30, 2018. The year-over-year increase in consolidated assets under management reflects net inflows of $23.2 billion and market price appreciation of $24.4 billion. The sequential quarterly increase in consolidated assets under management reflects net inflows of $3.7 billion and market price appreciation of $9.4 billion in the third quarter of fiscal 2018.

“In the third quarter of fiscal 2018, Eaton Vance reached new highs in managed assets, revenue and profits, both on a U.S. GAAP basis and as adjusted,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer. “Our diverse range of leading investment franchises, strong investment performance and outstanding distribution and client service have enabled Eaton Vance to continue growing even as the investment industry landscape has turned more difficult.”

Average consolidated assets under management were $446.0 billion in the third quarter of fiscal 2018, up 13 percent from $395.2 billion in the third quarter of fiscal 2017 and up 1 percent from $440.6 billion in the second quarter of fiscal 2018.

Excluding performance-based fees, annualized management fee rates on consolidated assets under management averaged 33.5 basis points in the third quarter of fiscal 2018, down 2 percent from 34.2 basis points in the third quarter of fiscal 2017 and up 1 percent from 33.3 basis points in the second quarter of fiscal 2018. Changes in average annualized management fee rates for the compared periods primarily reflect shifts in the Company’s mix of business.

Attachments 5 and 6 summarize the Company’s consolidated assets under management and net flows by investment mandate and investment vehicle. Attachments 7, 8 and 9 summarize the Company’s ending consolidated assets under management by investment mandate, investment vehicle and investment affiliate. Attachment 10 shows the Company’s average annualized management fee rates by investment mandate.

As shown in Attachments 5 and 6, consolidated sales and other inflows were $38.0 billion in the third quarter of fiscal 2018, down 5 percent from $39.8 billion in the third quarter of fiscal 2017 and down 4 percent from $39.4 billion in the second quarter of fiscal 2018. Excluding exposure management mandates, third quarter fiscal 2018 consolidated sales and other inflows were up 4 percent from the third quarter of fiscal 2017 and down 6 percent from the second quarter of fiscal 2018.

Consolidated redemptions and other outflows were $34.2 billion in the third quarter of fiscal 2018, up 11 percent from $30.7 billion in the third quarter of fiscal 2017 and down 2 percent from $35.0 billion in the second quarter of fiscal 2018. Excluding exposure management mandates, third quarter fiscal 2018 consolidated redemptions and other outflows were up 10 percent from the third quarter of fiscal 2017 and down 5 percent from the second quarter of fiscal 2018.

As of July 31, 2018, our 49 percent-owned affiliate Hexavest Inc. (Hexavest) managed $15.2 billion of client assets, down 1 percent from $15.4 billion of managed assets on July 31, 2017 and down 4 percent from the $15.8 billion of managed assets on April 30, 2018. Hexavest had net outflows of $0.8 billion in the third quarter of fiscal 2018 versus net inflows of $0.4 billion in the third quarter of fiscal 2017 and net outflows of $0.2 billion in the second quarter of fiscal 2018. Attachment 11 summarizes the assets under management and net flows of Hexavest. Other than Eaton Vance-sponsored funds for which Hexavest is adviser or sub-adviser, the managed assets and flows of Hexavest are not included in Eaton Vance consolidated totals.

Financial Highlights
(in thousands, except per share figures)
	Three Months Ended
	July 31,	April 30,	July 31,
	2018	2018	2017
Revenue	$430,602	$414,261	$393,746
Expenses	288,338	281,575	272,715
Operating income	142,264	132,686	121,031
Operating margin	33.0%	32.0%	30.7%
Non-operating income (expense)	(20)	(5,349)	(6,039)
Income taxes	(37,219)	(34,044)	(42,462)
Equity in net income of affiliates, net of tax	2,750	3,113	2,323
Net income	107,775	96,406	74,853
Net (income) loss attributable to non-controlling
and other beneficial interests	(5,981)	195	(7,492)
Net income attributable to
Eaton Vance Corp. shareholders	$101,794	$96,601	$67,361
Adjusted net income attributable to
Eaton Vance Corp. shareholders	$100,469	$94,765	$72,849
Earnings per diluted share	$0.83	$0.78	$0.58
Adjusted earnings per diluted share	$0.82	$0.77	$0.62

Third Quarter Fiscal 2018 vs. Third Quarter Fiscal 2017

In the third quarter of fiscal 2018, revenue increased 9 percent to $430.6 million from $393.7 million in the third quarter of fiscal 2017. Management fees were up 10 percent, as a 13 percent increase in average consolidated assets under management more than offset lower consolidated average management fee rates. Performance fees were $(0.4) million in the third quarter of fiscal 2018 versus $0.5 million in the third quarter of fiscal 2017. Distribution and service fee revenues collectively were up 1 percent, reflecting higher managed assets in fund share classes that are subject to these fees.

Operating expenses increased 6 percent to $288.3 million in the third quarter of fiscal 2018 from $272.7 million in the third quarter of fiscal 2017. Increases in compensation, amortization of deferred sales commissions, fund-related expenses and other operating expenses were partially offset by lower distribution expense. The increase in compensation expense reflects higher salaries and benefits associated with increases in headcount, higher operating income- and performance-based bonus accruals, and higher stock-based compensation, partially offset by a decrease in sales-based incentive compensation and lower costs associated with employee terminations. The increase in amortization of deferred sales commissions reflects higher commission amortization for private funds, partially offset by lower Class C commission amortization. The increase in fund-related expenses reflects increases in fund subsidies, higher sub-advisory fees paid and an increase in fund expenses borne by the Company on funds for which it earns an all-in fee, partially offset by a $1.9 million decrease in fund expenses borne by the Company related to a one-time reimbursement made by the Company to certain funds in the third quarter of fiscal 2017. Other operating expenses increased 10 percent, reflecting higher information technology and facilities expenses, partially offset by lower travel and other corporate expenses. The decrease in distribution expense primarily reflects a decrease in closed-end fund structuring fees and lower marketing and promotion costs, partially offset by an increase in intermediary marketing support payments.

Operating income increased 18 percent to $142.3 million in the third quarter of fiscal 2018 from $121.0 million in the third quarter of fiscal 2017. Operating margin increased to 33.0 percent in the third quarter of fiscal 2018 from 30.7 percent in the third quarter of fiscal 2017. Excluding the $3.5 million of closed-end fund structuring fees paid during the third quarter of fiscal 2017, adjusted operating income was up 14 percent year-over-year and adjusted operating margin was 31.6 percent in the third quarter of fiscal 2017.

Non-operating income (expense) was negligible in the third quarter of fiscal 2018 versus $(6.0) million in the third quarter of fiscal 2017. The year-over-year change primarily reflects $5.4 million of costs incurred in connection with retiring the Company’s 2017 Senior Notes in the third quarter of fiscal 2017, a $1.6 million increase in net gains and other investment income from the Company’s investments in sponsored strategies, including consolidated sponsored funds, and a $0.3 million decrease in interest expense, partially offset by $1.2 million of net expense from consolidated CLO entities. The decrease in interest expense primarily reflects the retirement of the 2017 Senior Notes in the third quarter of fiscal 2017.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 26.2 percent in the third quarter of fiscal 2018 and 36.9 percent in the third quarter of fiscal 2017. The Company’s effective tax rate in the third quarter of fiscal 2018 is discussed in greater detail in the section captioned “Taxation” below.

Equity in net income of affiliates was $2.8 million and $2.3 million in the third quarters of fiscal 2018 and 2017, respectively, substantially all relating to the Company’s investment in Hexavest.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $6.0 million in the third quarter of fiscal 2018 and $7.5 million in the third quarter of fiscal 2017. The year-over-year change primarily reflects a decrease in income earned by consolidated sponsored funds.

Third Quarter Fiscal 2018 vs. Second Quarter of Fiscal 2018

In the third quarter of fiscal 2018, revenue increased 4 percent to $430.6 million from $414.3 million in the second quarter of fiscal 2018. Management fees were up 4 percent, primarily reflecting a 1 percent increase in average consolidated assets under management and the impact of three more fee days in the fiscal third quarter. Performance fees were $(0.4) million in the third quarter of fiscal 2018 and $(0.5) million in the second quarter of fiscal 2018. Distribution and service fee revenues collectively were up 3 percent, reflecting higher managed assets in fund share classes that are subject to these fees and the effect of three more fee days in the fiscal third quarter.

Operating expenses increased 2 percent to $288.3 million in the third quarter of fiscal 2018 from $281.6 million in the second quarter of fiscal 2018. Increases in compensation, distribution expense, service fee expense, amortization of deferred sales commissions and fund-related expenses were partially offset by a decrease in other operating expenses. The increase in compensation expense reflects higher salaries associated with increases in headcount and three more payroll days in the third fiscal quarter, higher stock-based compensation, primarily driven by an increase in employee accelerations due to retirements, and higher operating income-based bonus accruals, partially offset by decreases in payroll taxes and benefits, lower sales-based incentive compensation and a decrease in performance-based bonus accruals. The increase in distribution expense primarily reflects an increase in intermediary marketing support payments and higher Class A and Class C distribution fees, primarily driven by three more fee days in the fiscal third quarter, partially offset by lower marketing and promotion costs. The increase in service fee expense primarily reflects the impact of three more fee days in the fiscal third quarter and higher average assets under management in certain fund share classes that are subject to service fee payments. The increase in amortization of deferred sales commissions reflects higher private fund commission amortization, partially offset by lower Class C commission amortization. The increase in fund-related expenses reflects higher fund subsidies. Other operating expenses decreased 2 percent, primarily reflecting lower facilities, professional services, travel and other corporate expenses, partially offset by an increase in information technology expense.

Operating income increased 7 percent to $142.3 million in the third quarter of fiscal 2018 from $132.7 million in the second quarter of fiscal 2018. Operating margin increased to 33.0 percent in the third quarter of fiscal 2018 from 32.0 percent in the second quarter of fiscal 2018.

Non-operating income (expense) was negligible in the third quarter of fiscal 2018 versus $(5.3) million in the second quarter of fiscal 2018. The sequential change reflects a $7.4 million increase in net gains and other investment income from the Company’s investments in sponsored strategies, including consolidated sponsored funds, partially offset by a $2.1 million decrease in income contribution from consolidated CLO entities.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 26.2 percent in the third quarter of fiscal 2018 and 26.7 percent in the second quarter of fiscal 2018. The Company’s effective tax rate in the third and second quarters of fiscal 2018 is discussed in greater detail in the section captioned “Taxation” below.

Equity in net income of affiliates was $2.8 million in the third quarter of fiscal 2018 and $3.1 million in the second quarter of fiscal 2018. In the third quarter of fiscal 2018, substantially all equity in net income of affiliates related to the Company’s investment in Hexavest. Equity in net income of affiliates in the second quarter of fiscal 2018 included $2.8 million from the Company’s Hexavest investment and $0.3 million from the Company’s investment in a private equity partnership.

As detailed in Attachment 3, net income (loss) attributable to non-controlling and other beneficial interests was $6.0 million in the third quarter of fiscal 2018 and $(0.2) million in the second quarter of fiscal 2018. The sequential change primarily reflects an increase in income earned by consolidated sponsored funds.

Taxation

On December 22, 2017, the Tax Cuts and Jobs Act (the 2017 Tax Act) was signed into law in the U.S. Among other significant changes, the 2017 Tax Act reduced the statutory federal income tax rate for U.S. corporate taxpayers from a maximum of 35 percent to 21 percent and required the deemed repatriation of foreign earnings not previously subject to U.S. taxation. Because the lower federal income tax rate took effect two months into the Company’s fiscal year, a blended federal tax rate of 23.3 percent applies to the Company for fiscal 2018 (see table below).

The Company’s income tax provision in the third and second quarters of fiscal 2018 was reduced by net excess tax benefits of $1.3 million and $1.9 million, respectively, related to the exercise of stock options and vesting of restricted stock during those periods. New accounting guidance adopted in the first quarter of fiscal 2018 requires these net excess tax benefits to be recognized in earnings.

Our calculations of adjusted net income and adjusted earnings per diluted share remove the effect of the net excess tax benefits recognized in connection with the new accounting guidance. On this basis, our adjusted effective tax rate was 27.1 percent and 28.2 percent in the third and second quarters of fiscal 2018, respectively. On the same adjusted basis, the Company estimates that its effective tax rate will be approximately 27.25 to 27.75 percent in the fourth quarter of fiscal 2018 and for the fiscal year as a whole. The Company’s actual tax rates in the fourth quarter and for the full fiscal year may vary from these estimates due to, among other things, changes in the Company’s tax policy interpretations and assumptions, as well as additional regulatory guidance that may be issued.

The following table reconciles the statutory federal income tax rate to the Company’s effective tax rate for the third and second quarters of fiscal 2018:

	Three Months Ended
	July 31,	April 30,
	2018	2018
Statutory U.S. federal income tax rate(2)	23.3%	23.3%
State income taxes for current year, net of federal income tax benefits	4.4	4.3
Net income attributable to non-controlling and other beneficial interests	(1.0)	0.1
Other items	0.4	0.5
Adjusted effective income tax rate(3)	27.1	28.2
Net excess tax benefits from stock-based compensation plans(4)	(0.9)	(1.5)
Effective income tax rate	26.2%	26.7%

The Company continues to carefully evaluate the impact of the 2017 Tax Act, certain provisions of which will not take effect for the Company until fiscal 2019, including, but not limited to, the global intangible low-taxed income, foreign-derived intangible income and base erosion anti-abuse tax provisions.

Balance Sheet Information

As of July 31, 2018, the Company held $562.9 million of cash and cash equivalents and $257.9 million of investments in short-term debt securities with maturities between 90 days and one year. There were no outstanding borrowings under the Company’s $300 million credit facility at such date. During the first nine months of fiscal 2018, the Company used $186.1 million to repurchase and retire approximately 3.4 million shares of its Non-Voting Common Stock under its repurchase authorizations. Of the current 8.0 million share repurchase authorization, approximately 2.6 million shares remain available.

Conference Call Information

Eaton Vance Corp. will host a conference call and webcast at 11:00 AM eastern time today to discuss the financial results for the three and nine months ended July 31, 2018. To participate in the conference call, please dial 866-521-4909 (domestic) or 647-427-2311 (international) and refer to “Eaton Vance Corp. Third Fiscal Quarter Earnings.” A webcast of the conference call can also be accessed via Eaton Vance’s website, eatonvance.com.

A replay of the call will be available for one week by calling 800-585-8367 (domestic) or 416-621-4642 (international) or by accessing Eaton Vance’s website, eatonvance.com. To listen to the replay, enter the conference ID number 6276355 when instructed.

(2)Statutory U.S. federal income tax rate is a blend of 35 percent and 21 percent based on the number of days in the Company’s fiscal year before and after the January 1, 2018 effective date of the reduction in the federal corporate income tax rate pursuant to the 2017 Tax Act. Based on current law, the Company’s fiscal 2019 statutory U.S. federal income tax rate will be 21 percent.

(3)Represents the Company’s effective income tax rate, excluding the tax impact of stock-based compensation shortfalls or windfalls, which recently adopted accounting guidance requires to be recognized in earnings. Management believes that the Company’s adjusted effective income tax rate is an important indicator of our operations because it excludes items that may not be indicative of, or are unrelated to, our core operating results, and may provide a useful baseline for analyzing trends in our underlying business. The Company estimates that its adjusted effective income tax rate for fiscal 2019 will be approximately 25.3 to 25.8 percent.

(4)This amount reflects the impact of Accounting Standard Update (ASU) 2016-09, Improvements to Employee Share-Based Payment Accounting, which was adopted in the first quarter of fiscal 2018. The Company anticipates that the adoption of this guidance may cause fluctuations in the Company’s effective tax rate, particularly in the first quarter of each fiscal year, when most of the Company’s annual stock-based awards vest.

About Eaton Vance Corp.

Eaton Vance is a leading global asset manager whose history dates to 1924. With offices in North America, Europe, Asia and Australia, Eaton Vance and its affiliates offer individuals and institutions a broad array of investment strategies and wealth management solutions. The Company’s long record of providing exemplary service, timely innovation and attractive returns through a variety of market conditions has made Eaton Vance the investment manager of choice for many of today’s most discerning investors. For more information about Eaton Vance, visit eatonvance.com.

Forward-Looking Statements

This news release may contain statements that are not historical facts, referred to as “forward-looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed in the Company’s filings with the Securities and Exchange Commission.

							Attachment 1
Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share figures)

	Three Months Ended					Nine Months Ended
				%	%
				Change	Change
				Q3 2018	Q3 2018
	July 31,	April 30,	July 31,	vs.	vs.	July 31,	July 31,	%
	2018	2018	2017	Q2 2018	Q3 2017	2018	2017	Change
Revenue:
Management fees	$374,553	$361,009	$339,866	4%	10%	$1,101,929	$966,148	14%
Distribution and underwriter fees	20,099	19,801	20,114	2	-	60,393	58,991	2
Service fees	31,260	29,831	30,515	5	2	91,935	89,493	3
Other revenue	4,690	3,620	3,251	30	44	12,018	8,705	38
Total revenue	430,602	414,261	393,746	4	9	1,266,275	1,123,337	13
Expenses:
Compensation and related costs	152,921	147,989	142,338	3	7	455,958	412,940	10
Distribution expense	35,045	34,534	37,160	1	(6)	105,219	100,284	5
Service fee expense	28,760	27,329	28,630	5	-	84,651	83,384	2
Amortization of deferred sales commissions	4,637	4,428	4,182	5	11	13,342	12,062	11
Fund-related expenses	15,857	15,333	14,029	3	13	46,036	36,752	25
Other expenses	51,118	51,962	46,376	(2)	10	150,319	133,528	13
Total expenses	288,338	281,575	272,715	2	6	855,525	778,950	10
Operating income	142,264	132,686	121,031	7	18	410,750	344,387	19
Non-operating income (expense):
Gains (losses) and other investment income, net	7,131	(261)	5,537	NM	29	9,468	15,319	(38)
Interest expense	(5,906)	(5,903)	(6,180)	-	(4)	(17,716)	(21,592)	(18)
Loss on extinguishment of debt	-	-	(5,396)	NM	(100)	-	(5,396)	(100)
Other income (expense) of consolidated
collateralized loan obligation (CLO) entities:
Gains and other investment income, net	1,847	1,259	-	47	NM	4,823	-	NM
Interest and other expense	(3,092)	(444)	-	596	NM	(3,630)	-	NM
Total non-operating income (expense)	(20)	(5,349)	(6,039)	(100)	(100)	(7,055)	(11,669)	(40)

Income before income taxes and equity
in net income of affiliates	142,244	127,337	114,992	12	24	403,695	332,718	21
Income taxes	(37,219)	(34,044)	(42,462)	9	(12)	(119,880)	(123,864)	(3)
Equity in net income of affiliates, net of tax	2,750	3,113	2,323	(12)	18	8,877	7,973	11
Net income	107,775	96,406	74,853	12	44	292,692	216,827	35
Net (income) loss attributable to non-controlling
and other beneficial interests	(5,981)	195	(7,492)	NM	(20)	(16,241)	(16,780)	(3)
Net income attributable to
Eaton Vance Corp. shareholders	$101,794	$96,601	$67,361	5	51	$276,451	$200,047	38
Earnings per share:
Basic	$0.89	$0.84	$0.61	6	46	$2.40	$1.81	33
Diluted	$0.83	$0.78	$0.58	6	43	$2.24	$1.73	29
Weighted average shares outstanding:
Basic	114,610	115,625	111,284	(1)	3	115,157	110,540	4
Diluted	122,741	123,779	117,051	(1)	5	123,553	115,751	7
Dividends declared per share	$0.31	$0.31	$0.28	-	11	$0.93	$0.84	11

						Attachment 2
Eaton Vance Corp.
Reconciliation of net income attributable to Eaton Vance Corp.
shareholders to adjusted net income attributable to Eaton Vance Corp.
shareholders and earnings per diluted share to adjusted earnings per diluted share
(in thousands, except per share figures)

	Three Months Ended					Nine Months Ended
				%	%
				Change	Change
				Q3 2018	Q3 2018
	July 31,	April 30,	July 31,	vs.	vs.	July 31,	July 31,	%
	2018	2018	2017	Q2 2018	Q3 2017	2018	2017	Change

Net income attributable to Eaton Vance
Corp. shareholders	$101,794	$96,601	$67,361	5%	51%	$276,451	$200,047	38%
Repatriation of undistributed earnings of
foreign subsidiaries(1)	6	42	-	(86)	NM	3,062	-	NM
Net excess tax benefit from stock-based
compensation plans(2)	(1,331)	(1,878)	-	(29)	NM	(15,071)	-	NM
Revaluation of deferred tax amounts(3)	-	-	-	NM	NM	21,653	-	NM
Loss on write-off of Hexavest option, net of tax(4)	-	-	-	NM	NM	5,660	-	NM
Loss on extinguishment of debt, net of tax(5)	-	-	3,346	NM	(100)	-	3,346	(100)
Closed-end fund structuring fees, net of tax(6)	-	-	2,139	NM	(100)	-	2,139	(100)
Non-controlling interest value adjustments	-	-	3	NM	(100)	-	(71)	(100)

Adjusted net income attributable to Eaton
Vance Corp. shareholders	$100,469	$94,765	$72,849	6	38	$291,755	$205,461	42

Earnings per diluted share	$0.83	$0.78	$0.58	6	43	$2.24	$1.73	29
Repatriation of undistributed earnings of
foreign subsidiaries	-	-	-	NM	NM	0.02	-	NM
Net excess tax benefit from stock-based
compensation plans	(0.01)	(0.01)	-	-	NM	(0.13)	-	NM
Revaluation of deferred tax amounts	-	-	-	NM	NM	0.18	-	NM
Loss on write-off of Hexavest option, net of tax	-	-	-	NM	NM	0.05	-	NM
Loss on extinguishment of debt, net of tax	-	-	0.03	NM	(100)	-	0.03	(100)
Closed-end fund structuring fees, net of tax	-	-	0.01	NM	(100)	-	0.02	(100)

Adjusted earnings per diluted share	$0.82	$0.77	$0.62	6	32	$2.36	$1.78	33

(1) Reflects the recognition of incremental tax expense related to the deemed repatriation of foreign earnings considered to be indefinitely reinvested abroad and not previously subject to U.S. taxation.
(2) Reflects the impact of ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, which was adopted in the first quarter of fiscal 2018.
(3) Reflects the revaluation of deferred tax assets and deferred tax liabilities resulting from the enactment of the 2017 Tax Act on December 22, 2017.
(4) Reflects the $6.5 million loss recognized upon expiration of the Company's option to acquire an additional 26 percent ownership interest in Hexavest, net of the associated impact to taxes of $0.8 million.
(5) Reflects the $5.4 million loss on extinguishment of debt associated with retiring the Company's 2017 Senior Notes in May 2017, net of the associated impact to taxes of $2.1 million.
(6) Reflects structuring fees of $3.5 million (net of the associated impact to taxes of $1.4 million) paid in connection with the July 2017 initial public offering of Eaton Vance Floating-Rate 2022 Target Term Trust.

Eaton Vance Corp.
Reconciliation of operating income and operating margin
to adjusted operating income and adjusted operating margin
(in thousands)

	Three Months Ended					Nine Months Ended
				%	%
				Change	Change
				Q3 2018	Q3 2018
	July 31,	April 30,	July 31,	vs.	vs.	July 31,	July 31,	%
	2018	2018	2017	Q2 2018	Q3 2017	2018	2017	Change

Operating income	$142,264	$132,686	$121,031	7%	18%	$410,750	$344,387	19%

Closed-end fund structuring fees	-	-	3,450	NM	(100)	-	3,450	(100)

Adjusted operating income	$142,264	$132,686	$124,481	7	14	$410,750	$347,837	18

Operating margin	33.0%	32.0%	30.7%	3	7	32.4%	30.7%	6

Closed-end fund structuring fees	-	-	0.9	NM	(100)	-	0.3	(100)

Adjusted operating margin	33.0%	32.0%	31.6%	3	4	32.4%	31.0%	5

						Attachment 3
Eaton Vance Corp.
Components of net income attributable
to non-controlling and other beneficial interests
(in thousands)

	Three Months Ended					Nine Months Ended
				%	%
				Change	Change
				Q3 2018	Q3 2018
	July 31,	April 30,	July 31,	vs.	vs.	July 31,	July 31,	%
	2018	2018	2017	Q2 2018	Q3 2017	2018	2017	Change

Consolidated sponsored funds	$1,862	$(3,947)	$3,124	NM %	(40)%	$4,215	$4,836	(13)%
Majority-owned subsidiaries	4,119	3,752	4,365	10	(6)	12,026	12,015	-
Non-controlling interest value adjustments	-	-	3	NM	(100)	-	(71)	(100)

Net income (loss) attributable to non-controlling
and other beneficial interests	$5,981	$(195)	$7,492	NM	(20)	$16,241	$16,780	(3)

		Attachment 4
Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)

	July 31,	October 31,
	2018	2017
Assets

Cash and cash equivalents	$562,890	$610,555
Management fees and other receivables	218,955	200,453
Investments	1,052,663	898,192
Assets of consolidated CLO entities:
Cash	88,020	-
Bank loans and other investments	608,819	31,348
Other assets	6,918	-
Deferred sales commissions	47,517	36,423
Deferred income taxes	40,697	67,100
Equipment and leasehold improvements, net	51,056	48,989
Intangible assets, net	83,102	89,812
Goodwill	259,681	259,681
Loan to affiliate	5,000	5,000
Other assets	60,914	83,348
Total assets	$3,086,232	$2,330,901

Liabilities, Temporary Equity and Permanent Equity

Liabilities:

Accrued compensation	$173,279	$207,330
Accounts payable and accrued expenses	83,652	68,115
Dividend payable	46,109	44,634
Debt	619,469	618,843
Liabilities of consolidated CLO entities:
Senior note obligations	465,306	-
Line of credit	145,709	12,598
Other liabilities	31,982	-
Other liabilities	105,581	116,298
Total liabilities	1,671,087	1,067,818

Commitments and contingencies

Temporary Equity:
Redeemable non-controlling interests	308,945	250,823
Total temporary equity	308,945	250,823

Permanent Equity:
Voting Common Stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued and outstanding, 422,935 and 442,932 shares, respectively	2	2
Non-Voting Common Stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued and outstanding, 118,043,471 and 118,077,872 shares, respectively	461	461
Additional paid-in capital	78,214	148,284
Notes receivable from stock option exercises	(9,343)	(11,112)
Accumulated other comprehensive loss	(50,110)	(47,474)
Retained earnings	1,086,145	921,235
Total Eaton Vance Corp. shareholders' equity	1,105,369	1,011,396
Non-redeemable non-controlling interests	831	864
Total permanent equity	1,106,200	1,012,260
Total liabilities, temporary equity and permanent equity	$3,086,232	$2,330,901

				Attachment 5
Eaton Vance Corp.
Consolidated Assets under Management and Net Flows by Investment Mandate(1)(2)
(in millions)

	Three Months Ended			Nine Months Ended
	July 31,	April 30,	July 31,	July 31,	July 31,
	2018	2018	2017	2018	2017
Equity assets – beginning of period(3)	$117,757	$122,595	$104,666	$113,472	$89,981
Sales and other inflows	5,385	5,913	5,745	17,174	15,955
Redemptions/outflows	(4,900)	(5,265)	(4,259)	(15,485)	(14,317)
Net flows	485	648	1,486	1,689	1,638
Assets acquired(4)	-	-	-	-	5,704
Exchanges	8	(5)	7	6	60
Market value change	4,216	(5,481)	4,039	7,299	12,815
Equity assets – end of period	$122,466	$117,757	$110,198	$122,466	$110,198
Fixed income assets – beginning of period(5)	74,024	72,663	66,881	70,797	60,607
Sales and other inflows(6)	6,730	6,164	5,516	19,221	16,841
Redemptions/outflows	(4,065)	(3,925)	(4,178)	(11,927)	(13,006)
Net flows	2,665	2,239	1,338	7,294	3,835
Assets acquired(4)	-	-	-	-	4,170
Exchanges	(16)	(7)	(2)	(5)	(147)
Market value change	146	(871)	491	(1,267)	243
Fixed income assets – end of period	$76,819	$74,024	$68,708	$76,819	$68,708
Floating-rate income assets – beginning of period	42,282	39,793	36,957	38,819	32,107
Sales and other inflows	3,387	4,561	3,567	10,222	12,874
Redemptions/outflows	(2,438)	(2,205)	(2,113)	(6,298)	(6,962)
Net flows	949	2,356	1,454	3,924	5,912
Exchanges	25	18	(8)	40	146
Market value change	(301)	115	351	172	589
Floating-rate income assets – end of period	$42,955	$42,282	$38,754	$42,955	$38,754
Alternative assets – beginning of period	13,506	13,248	11,212	12,637	10,687
Sales and other inflows	1,254	1,864	1,359	4,832	3,546
Redemptions/outflows	(999)	(1,344)	(666)	(3,377)	(2,351)
Net flows	255	520	693	1,455	1,195
Exchanges	(20)	(2)	-	(28)	(7)
Market value change	(276)	(260)	(28)	(599)	2
Alternative assets – end of period	$13,465	$13,506	$11,877	$13,465	$11,877
Portfolio implementation assets – beginning of period	107,170	110,442	86,376	99,615	71,426
Sales and other inflows	6,085	5,791	5,869	16,984	18,160
Redemptions/outflows	(3,025)	(3,542)	(2,790)	(10,322)	(9,260)
Net flows	3,060	2,249	3,079	6,662	8,900
Exchanges	(1)	1	5	(16)	5
Market value change	4,806	(5,522)	3,825	8,774	12,954
Portfolio implementation assets – end of period	$115,035	$107,170	$93,285	$115,035	$93,285
Exposure management assets – beginning of period	85,333	90,488	80,921	86,976	71,572
Sales and other inflows	15,131	15,083	17,734	52,866	56,293
Redemptions/outflows	(18,814)	(18,688)	(16,649)	(58,657)	(47,897)
Net flows	(3,683)	(3,605)	1,085	(5,791)	8,396
Market value change	793	(1,550)	757	1,258	2,795
Exposure management assets – end of period(2)	$82,443	$85,333	$82,763	$82,443	$82,763
Total assets under management – beginning of period	440,072	449,229	387,013	422,316	336,380
Sales and other inflows(6)	37,972	39,376	39,790	121,299	123,669
Redemptions/outflows	(34,241)	(34,969)	(30,655)	(106,066)	(93,793)
Net flows	3,731	4,407	9,135	15,233	29,876
Assets acquired(4)	-	-	-	-	9,874
Exchanges	(4)	5	2	(3)	57
Market value change	9,384	(13,569)	9,435	15,637	29,398
Total assets under management – end of period	$453,183	$440,072	$405,585	$453,183	$405,585

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.

(2) Reported consolidated assets under management and net flows exclude client positions in exposure management mandates identified as transitory in nature. Such positions totaled $12.6 billion as of July 31, 2017. The Company did not manage any such client positions as of July 31, 2018 or April 30, 2018.

(3) Includes balanced and other multi-asset mandates.

(4) Represents managed assets gained in the acquisition of the business assets of Calvert Investment Management, Inc. (Calvert Investments) on December 30, 2016.  Equity assets acquired and total assets acquired exclude $2.1 billion of managed assets of Calvert Equity Fund, which is sub-advised by Atlanta Capital and previously included in the Company’s consolidated assets under management.

(5) Includes cash management mandates.
(6) Includes $0.8 billion of managed assets gained in assuming the fixed income business assets of the former Oechsle International Advisors, LLC on January 31, 2018.

				Attachment 6
Eaton Vance Corp.
Consolidated Assets under Management and Net Flows by Investment Vehicle(1)(2)
(in millions)

	Three Months Ended			Nine Months Ended
	July 31,	April 30,	July 31,	July 31,	July 31,
	2018	2018	2017	2018	2017
Fund assets – beginning of period(3)	$162,869	$164,554	$147,341	$156,853	$125,722
Sales and other inflows	10,855	11,796	9,736	33,167	30,664
Redemptions/outflows	(7,878)	(8,672)	(7,641)	(25,364)	(24,946)
Net flows	2,977	3,124	2,095	7,803	5,718
Assets acquired(4)	-	-	-	-	9,821
Exchanges(5)	304	5	2	305	2,186
Market value change	2,628	(4,814)	3,296	3,817	9,287
Fund assets – end of period	$168,778	$162,869	$152,734	$168,778	$152,734
Institutional separate accounts – beginning of period	163,816	169,406	149,044	159,986	136,451
Sales and other inflows(6)	18,929	19,956	21,227	64,566	66,452
Redemptions/outflows	(22,293)	(21,733)	(19,109)	(67,360)	(56,984)
Net flows	(3,364)	(1,777)	2,118	(2,794)	9,468
Assets acquired(4)	-	-	-	-	40
Exchanges(5)	(308)	246	-	18	(2,055)
Market value change	2,557	(4,059)	3,091	5,491	10,349
Institutional separate accounts – end of period(2)	$162,701	$163,816	$154,253	$162,701	$154,253
High-net-worth separate accounts – beginning of period	42,154	43,693	33,225	39,715	25,806
Sales and other inflows	2,654	2,232	3,103	6,949	9,827
Redemptions/outflows	(1,297)	(1,454)	(1,347)	(4,212)	(3,893)
Net flows	1,357	778	1,756	2,737	5,934
Exchanges	27	(197)	4	(207)	(31)
Market value change	1,841	(2,120)	1,454	3,134	4,730
High-net-worth separate accounts – end of period	$45,379	$42,154	$36,439	$45,379	$36,439
Retail managed accounts – beginning of period	71,233	71,576	57,403	65,762	48,401
Sales and other inflows	5,534	5,392	5,724	16,617	16,726
Redemptions/outflows	(2,773)	(3,110)	(2,558)	(9,130)	(7,970)
Net flows	2,761	2,282	3,166	7,487	8,756
Assets acquired(4)	-	-	-	-	13
Exchanges	(27)	(49)	(4)	(119)	(43)
Market value change	2,358	(2,576)	1,594	3,195	5,032
Retail managed accounts – end of period	$76,325	$71,233	$62,159	$76,325	$62,159
Total assets under management – beginning of period	440,072	449,229	387,013	422,316	336,380
Sales and other inflows(6)	37,972	39,376	39,790	121,299	123,669
Redemptions/outflows	(34,241)	(34,969)	(30,655)	(106,066)	(93,793)
Net flows	3,731	4,407	9,135	15,233	29,876
Assets acquired(4)	-	-	-	-	9,874
Exchanges	(4)	5	2	(3)	57
Market value change	9,384	(13,569)	9,435	15,637	29,398
Total assets under management – end of period	$453,183	$440,072	$405,585	$453,183	$405,585

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.

(2) Reported consolidated assets under management and net flows exclude client positions in exposure management mandates identified as transitory in nature. Such positions (held as  institutional separate accounts) totaled $12.6 billion as of July 31, 2017. The Company did not manage any such client positions as of July 31, 2018 or April 30, 2018.

(3) Includes assets in cash management funds.

(4) Represents managed assets gained in the acquisition of the business assets of Calvert Investments on December 30, 2016.  Fund assets acquired and total assets acquired exclude $2.1 billion of managed assets of Calvert Equity Fund, which is sub-advised by Atlanta Capital and previously included in the Company’s consolidated assets under management.

(5) Reflects the reclassification from institutional separate accounts to funds of $2.1 billion of managed assets of Calvert Equity Fund sub-advised by Atlanta Capital upon the Company’s acquisition of the business assets of Calvert Investments on December 30, 2016.

(6) Includes $0.8 billion of managed assets gained in assuming the fixed income business assets of the former Oechsle International Advisors, LLC on January 31, 2018.

				Attachment 7
Eaton Vance Corp.
Consolidated Assets under Management by Investment Mandate(1)(2)
(in millions)

	July 31,	April 30,	%	July 31,	%
	2018	2018	Change	2017	Change
Equity(3)	$122,466	$117,757	4%	$110,198	11%
Fixed income(4)	76,819	74,024	4%	68,708	12%
Floating-rate income	42,955	42,282	2%	38,754	11%
Alternative	13,465	13,506	0%	11,877	13%
Portfolio implementation	115,035	107,170	7%	93,285	23%
Exposure management(2)	82,443	85,333	-3%	82,763	0%
Total	$453,183	$440,072	3%	$405,585	12%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.

(2) Reported consolidated assets under management exclude client positions in exposure management mandates identified as transitory in nature. Such positions totaled $12.6 billion as of July 31, 2017. The Company did not manage any such client positions as of July 31, 2018 or April 30, 2018.

(3) Includes balanced and other multi-asset mandates.
(4) Includes cash management mandates.
				Attachment 8
Eaton Vance Corp.
Consolidated Assets under Management by Investment Vehicle(1)(2)
(in millions)

	July 31,	April 30,	%	July 31,	%
	2018	2018	Change	2017	Change
Open-end funds(3)	$104,898	$101,682	3%	$95,797	10%
Closed-end funds	24,947	24,635	1%	24,648	1%
Private funds(4)	38,933	36,552	7%	32,289	21%
Institutional separate accounts(2)	162,701	163,816	-1%	154,253	5%
High-net-worth separate accounts	45,379	42,154	8%	36,439	25%
Retail managed accounts	76,325	71,233	7%	62,159	23%
Total	$453,183	$440,072	3%	$405,585	12%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.

(2) Reported consolidated assets under management exclude client positions in exposure management mandates identified as transitory in nature. Such positions (held as institutional separate accounts) totaled $12.6 billion as of July 31, 2017. The Company did not manage any such client positions as of July 31, 2018 or April 30, 2018.

(3) Includes assets in NextShares funds.
(4) Includes privately offered equity, fixed income and floating-rate income funds and CLO entities.
				Attachment 9
Eaton Vance Corp.
Consolidated Assets under Management by Investment Affiliate(1)(2)
(in millions)

	July 31,	April 30,	%	July 31,	%
	2018	2018	Change	2017	Change
Eaton Vance Management(3)	$179,558	$173,269	4%	$160,570	12%
Parametric(2)	236,272	231,452	2%	213,213	11%
Atlanta Capital(4)	25,004	23,593	6%	21,476	16%
Calvert Research and Management(4)	12,349	11,758	5%	10,326	20%
Total	$453,183	$440,072	3%	$405,585	12%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.

(2) Reported consolidated assets under management exclude client positions in exposure management mandates identified as transitory in nature. Such positions (managed by Parametric) totaled $12.6 billion as of July 31, 2017. The Company did not manage any such client positions as of July 31, 2018 or April 30, 2018.

(3) Includes managed assets of Eaton Vance-sponsored funds and separate accounts managed by Hexavest and unaffiliated third-party advisers under Eaton Vance supervision.

(4) Consistent with the Company's policies for reporting the managed assets and flows of investment portfolios for which multiple Eaton Vance affiliates have management responsibilities, the managed assets of Atlanta Capital indicated above include the assets of Calvert Equity Fund, for which Atlanta Capital serves as sub-adviser. The total managed assets of Calvert Research and Management, including assets sub-advised by other Eaton Vance affiliates, were $14.7 billion as of July 31, 2018, $14.0 billion as of April 30, 2018 and $12.5 billion as of July 31, 2017.

Attachment 10
Eaton Vance Corp.
Average Annualized Management Fee Rates by Investment Mandate(1)(2)
(in basis points on average managed assets)

	Three Months Ended					Nine Months Ended
				%	%
				Change	Change
				Q3 2018	Q3 2018
	July 31,	April 30,	July 31,	vs.	vs.	July 31,	July 31,	%
	2018	2018	2017	Q2 2018	Q3 2017	2018	2017	Change
Equity	59.9	59.4	61.5	1%	-3%	60.1	62.1	-3%
Fixed income	35.1	35.8	37.7	-2%	-7%	35.8	38.3	-7%
Floating-rate income	50.4	50.8	50.7	-1%	-1%	50.9	51.5	-1%
Alternative	69.3	68.8	63.2	1%	10%	68.7	63.0	9%
Portfolio implementation	14.5	14.1	14.6	3%	-1%	14.5	14.6	-1%
Exposure management(2)	5.2	5.1	5.1	2%	2%	5.1	5.1	0%
Consolidated average
annualized fee rates	33.5	33.3	34.2	1%	-2%	33.6	34.7	-3%

(1) Excludes performance-based fees, which were $(0.4) million for the three months ended July 31, 2018, $(0.5) million for the three months ended April 30, 2018, $0.5 million for the three months ended July 31, 2017, $(1.4) million for the nine months ended July 31, 2018 and $0.6 million for the nine months ended July 31, 2017

(2) Excludes management fees attributable to client positions in exposure management mandates identified as transitory in nature.

Attachment 11
Eaton Vance Corp.
Hexavest Inc. Assets under Management and Net Flows
(in millions)

	Three Months Ended			Nine Months Ended
	July 31,	April 30,	July 31,	July 31,	July 31,
	2018	2018	2017	2018	2017
Eaton Vance distributed:
Eaton Vance sponsored funds – beginning of period(1)	$179	$193	$262	$182	$231
Sales and other inflows	1	5	29	11	62
Redemptions/outflows	(14)	(11)	(147)	(31)	(174)
Net flows	(13)	(6)	(118)	(20)	(112)
Market value change	2	(8)	7	6	32
Eaton Vance sponsored funds – end of period	$168	$179	$151	$168	$151
Eaton Vance distributed separate accounts –
beginning of period(2)	$3,087	$3,264	$2,138	$3,092	$2,492
Sales and other inflows	32	62	455	172	725
Redemptions/outflows	(631)	(103)	(23)	(849)	(903)
Net flows	(599)	(41)	432	(677)	(178)
Market value change	34	(136)	85	107	341
Eaton Vance distributed separate accounts – end of period	$2,522	$3,087	$2,655	$2,522	$2,655
Total Eaton Vance distributed – beginning of period	$3,266	$3,457	$2,400	$3,274	$2,723
Sales and other inflows	33	67	484	183	787
Redemptions/outflows	(645)	(114)	(170)	(880)	(1,077)
Net flows	(612)	(47)	314	(697)	(290)
Market value change	36	(144)	92	113	373
Total Eaton Vance distributed – end of period	$2,690	$3,266	$2,806	$2,690	$2,806
Hexavest directly distributed – beginning of period(3)	$12,502	$13,271	$12,065	$12,748	$11,021
Sales and other inflows	440	311	249	916	850
Redemptions/outflows	(587)	(485)	(210)	(1,572)	(815)
Net flows	(147)	(174)	39	(656)	35
Market value change	198	(595)	534	461	1,582
Hexavest directly distributed – end of period	$12,553	$12,502	$12,638	$12,553	$12,638
Total Hexavest managed assets – beginning of period	$15,768	$16,728	$14,465	$16,022	$13,744
Sales and other inflows	473	378	733	1,099	1,637
Redemptions/outflows	(1,232)	(599)	(380)	(2,452)	(1,892)
Net flows	(759)	(221)	353	(1,353)	(255)
Market value change	234	(739)	626	574	1,955
Total Hexavest managed assets – end of period	$15,243	$15,768	$15,444	$15,243	$15,444

(1) Managed assets and flows of Eaton Vance-sponsored pooled investment vehicles for which Hexavest is adviser or sub-adviser. Eaton Vance receives management fees (and in some cases also distribution fees) on these assets, which are included in Eaton Vance's consolidated assets under management and flows in Attachments 5 through 9.

(2) Managed assets and flows of Eaton Vance-distributed separate accounts managed by Hexavest. Eaton Vance receives distribution fees, but not management fees, on these assets, which are not included in Eaton Vance's consolidated assets under management and flows in Attachments 5 through 9.

(3) Managed assets and flows of pre-transaction Hexavest clients and post-transaction Hexavest clients in Canada. Eaton Vance receives no management fees or distribution fees on these assets, which are not included in Eaton Vance's consolidated assets under management and flows in Attachments 5 through 9.